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                                                                  EXHIBIT 10.9.1





               SECOND AMENDMENT TO STANDARD INDUSTRIAL COMMERCIAL
                               MULTI-TENANT GROSS



This Second Amendment to Lease dated December 16, 1999 is entered into by and between Rockford River II, L.L.C., an Arizona Limited Liability Company ("Lessor"), and Rockford Corporation, an Arizona Corporation ("Lessee"), with reference to the following facts:

         A. Lessor and Lessee entered into a Standard Industrial Commercial Multi-Tenant Lease Gross dated March 7, 1997 and Amendment dated June 26, 1998 (the "Lease"), which affects certain leasable space designated as approximately 15,000 square feet located at 636, 644 and 648 South River Drive, Tempe, Arizona 85281.

         B. The Lease is in full force and effect, and neither Lessor nor Lessee has actual knowledge of any default or breach by the other under the Lease.

         C. Lessor and Lessee desire to amend the Lease as provided in this Second Amendment.

NOW, THEREFORE FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

                             ARTICLE 1 - AMENDMENTS

         1.1 The lease term shall be extended for an additional twelve (12) months. The Expiration Date of December 31, 2000 shall be deleted and the new Expiration Date shall be December 31, 2001.

         1.2 Beginning January 1, 2001 through December 31, 2001, the Base Rent payable monthly shall be $12,300.00 per month (equivalent to $.82 per square foot) plus applicable sales taxes, subject to change, and any other sums which may be due under the terms of the Lease.

                         ARTICLE 2 - GENERAL PROVISIONS

         2.1 The effective date of this Second Amendment shall be December 16, 1999.

         2.2 The Lease, as amended by this Second Amendment, is hereby confirmed. All other terms and conditions of the Lease shall remain in full force and effect. In the event of a conflict between the terms and provisions of the Lease and this Second Amendment, this Second Amendment shall control.
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         IN WITNESS WHEREOF, this Second Amendment has been executed as of the date first above set forth.

LESSEE:  Rockford Corporation, an           LESSOR:  Rockford River II, L.L.C.,
Arizona Corporation                         an Arizona Limited Liability Company

By:      /s/ Dave Richards                  By:      RR Management, Inc.
   -------------------------------             ---------------------------------
Its:     VP                                 Its:     Manager
    ------------------------------              --------------------------------

                                            By:      /s/ Reginald Winssinger
                                               ---------------------------------
                                                     Reginald Winssinger

                                            Its:     President
                                                --------------------------------